Exhibit 99.1

Contacts:

Investor Relations:	Todd W. Garner
Vice President, Investor Relations
(908) 277-8065

Media Relations:	Scott T. Lowry
Vice President and Treasurer
(908) 277-8365

BARD ANNOUNCES THIRD QUARTER RESULTS

MURRAY HILL, NJ — (October 22, 2015) — C. R. Bard, Inc. (NYSE: BCR) today reported 2015 third quarter financial results. Third quarter 2015 net sales were $865.7 million, an increase of 4 percent over the prior-year period on an as-reported basis. Excluding the impact of foreign exchange, third quarter 2015 net sales increased 8 percent over the prior-year period.

For the third quarter 2015, net sales in the U.S. were $606.5 million, an increase of 7 percent over the prior-year period. Net sales outside the U.S. were $259.2 million, a decrease of 2 percent from the prior-year period on an as-reported basis. Excluding the impact of foreign exchange, third quarter 2015 net sales outside the U.S. increased 10 percent over the prior-year period.

For the third quarter 2015, net loss was ($86.0 million) and diluted loss per share was ($1.16), reflecting a charge for estimated costs related to product liability matters. Adjusting for this charge and certain other items that affect comparability of results between periods as detailed in the tables below, third quarter 2015 net income was $154.5 million and diluted earnings per share, after adjusting for certain items that affect comparability between periods and excluding amortization of intangibles, was $2.28, an increase of 4 percent and 6 percent, respectively, as compared to third quarter 2014 results.

Timothy M. Ring, chairman and chief executive officer, commented, “Nearly three years ago, we projected that executing our strategic investment plan would help us return to the top end of our sector from an organic revenue growth perspective in 2015, and that has happened. We are pleased with the strong results across the organization, and we remain focused on our plan to continue to deliver above-market revenue growth in a profitable manner over the long-term to enhance shareholder value.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our June 30, 2015 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Operations

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net sales	$865,700	$830,000	$2,545,200	$2,456,400
Costs and expenses
Cost of goods sold	336,300	308,900	981,200	939,100
Marketing, selling and administrative expense	247,100	242,000	732,800	724,000
Research and development expense	65,200	73,100	189,800	222,800
Interest expense	11,200	11,200	33,700	33,600
Other (income) expense, net	258,300	14,500	416,300	265,800

Total costs and expenses	918,100	649,700	2,353,800	2,185,300

(Loss) income from operations before income taxes	(52,400)	180,300	191,400	271,100

Income tax provision	33,600	49,000	192,300	110,800

Net (loss) income	$(86,000)	$131,300	$(900)	$160,300

Basic (loss) earnings per share available to common shareholders	$(1.16)	$1.73	$(0.01)	$2.08

Diluted (loss) earnings per share available to common shareholders	$(1.16)	$1.69	$(0.01)	$2.04

Wt. avg. common shares outstanding - basic	74,100	74,800	74,200	75,700

Wt. avg. common and common equivalent shares outstanding - diluted	74,100	76,300	74,200	77,200

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended September 30,				Nine Months Ended September 30,
				Constant				Constant
	2015	2014	Change	Currency	2015	2014	Change	Currency
Vascular	$250,500	$231,500	8%	13%	$731,000	$683,700	7%	12%
Urology	212,300	209,600	1%	5%	627,100	618,100	1%	4%
Oncology	239,300	229,700	4%	8%	699,100	673,400	4%	7%
Surgical Specialties	139,800	135,600	3%	6%	419,500	410,100	2%	5%
Other	23,800	23,600	1%	4%	68,500	71,100	-4%	-1%

Net sales	$865,700	$830,000	4%		$2,545,200	$2,456,400	4%

Foreign exchange impact		(28,500)				(78,700)

Constant Currency	$865,700	$801,500		8%	$2,545,200	$2,377,700		7%

Non-GAAP Reconciliation of (Loss) Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended September 30, 2015
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net (Loss) Income	Diluted (Loss) Earnings per Share Available to Common Shareholders (1)

GAAP Basis	$336.3	$247.1	$65.2	$258.3	$33.6	$(86.0)	$(1.16)
Items that affect comparability of results between periods:
Acquisition-related items	(0.9)	(0.8)	—	(0.8)	0.6	1.9
Litigation charges	—	—	—	(241.1)	12.9	228.2
Restructuring and productivity initiative costs	—	—	—	(14.6)	4.2	10.4

Total	(0.9)	(0.8)	—	(256.5)	17.7	240.5	3.14

Adjusted Basis	$335.4	$246.3	$65.2	$1.8	$51.3	$154.5

Amortization of intangible assets	$30.4				$10.2	$20.2	0.26

Adjusted Earnings						$174.7	$2.28

	Quarter Ended September 30, 2014
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders

GAAP Basis	$308.9	$242.0	$73.1	$14.5	$49.0	$131.3	$1.69
Items that affect comparability of results between periods:
Acquisition-related items	2.6	(0.3)	(1.0)	(0.1)	0.3	(1.5)
Asset impairment	—	—	(6.2)	—	2.3	3.9
Litigation charges	—	—	—	(13.2)	(1.2)	14.4
Restructuring and productivity initiative costs	—	—	—	(1.7)	0.6	1.1

Total	2.6	(0.3)	(7.2)	(15.0)	2.0	17.9	0.23

Adjusted Basis	$311.5	$241.7	$65.9	$(0.5)	$51.0	$149.2

Amortization of intangible assets	$26.5				$8.8	$17.7	0.23

Adjusted Earnings						$166.9	$2.15

	Nine Months Ended September 30, 2015
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net (Loss) Income	Diluted (Loss) Earnings per Share Available to Common Shareholders (1)

GAAP Basis	$981.2	$732.8	$189.8	$416.3	$192.3	$(0.9)	$(0.01)
Items that affect comparability of results between periods:
Acquisition-related items	7.0	(2.0)	(1.5)	(1.3)	1.3	(3.5)
Litigation charges, net	—	—	—	(595.1)	26.3	568.8
Gore proceeds	—	—	—	210.5	(78.8)	(131.7)
Restructuring and productivity initiative costs	—	—	—	(27.0)	8.5	18.5

Total	7.0	(2.0)	(1.5)	(412.9)	(42.7)	452.1	5.90

Adjusted Basis	$988.2	$730.8	$188.3	$3.4	$149.6	$451.2

Amortization of intangible assets	$88.6				$29.8	$58.8	0.77

Adjusted Earnings						$510.0	$6.66

	Nine Months Ended September 30, 2014
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders

GAAP Basis	$939.1	$724.0	$222.8	$265.8	$110.8	$160.3	$2.04
Items that affect comparability of results between periods:
Acquisition-related items	1.1	(0.7)	(22.6)	(2.2)	1.5	22.9
Asset impairment	—	—	(6.2)	—	2.3	3.9
Litigation charges, net	—	—	—	(275.9)	21.2	254.7
Gain on sale of investment	—	—	—	7.1	(2.2)	(4.9)
Restructuring and productivity initiative costs	—	—	—	(1.7)	0.6	1.1
Tax item	—	—	—	—	10.9	(10.9)

Total	1.1	(0.7)	(28.8)	(272.7)	34.3	266.8	3.40

Adjusted Basis	$940.2	$723.3	$194.0	$(6.9)	$145.1	$427.1

Amortization of intangible assets	$79.7				$26.6	$53.1	0.68

Adjusted Earnings						$480.2	$6.12

(1)	For both the quarter and nine months ended September 30, 2015, diluted loss per share on a GAAP basis does not include common share equivalents of approximately 1.3 million. Common share equivalents primarily from share-based compensation plans were not included in these periods because their effect would have been antidilutive. As a result, total per share amounts may not add.

Notes to Non-GAAP Reconciliation of (Loss) Earnings

•	For the third quarter 2015, the following items affected the comparability of results between periods: (i) charges of $2.5 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $241.1 million pre-tax related to estimated costs for product liability matters; and (iii) charges of $14.6 million pre-tax for restructuring and productivity initiatives. The net effect of these items increased net loss by $240.5 million, or $3.14 diluted loss per share available to common shareholders. Amortization of intangible assets was $30.4 million pre-tax, which decreased net income on an adjusted basis by $20.2 million, or $0.26 diluted earnings per share available to common shareholders.

•	For the third quarter 2014, the following items affected the comparability of results between periods: (i) a net benefit of $1.2 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) a charge of $6.2 million pre-tax related to an asset impairment; (iii) charges of $13.2 million pre-tax for litigation-related defense costs in connection with the District Court’s pre-trial orders that the company prepare 500 individual cases for trial (the “WHP Pre-Trial Orders”); and (iv) charges of $1.7 million pre-tax for restructuring and productivity initiatives. The net effect of these items decreased net income by $17.9 million, or $0.23 diluted earnings per share available to common shareholders. Amortization of intangible assets was $26.5 million pre-tax, which decreased net income on an adjusted basis by $17.7 million, or $0.23 diluted earnings per share available to common shareholders.

•	For the nine months ended September 30, 2015, the following items affected the comparability of results between periods: (i) a net benefit of $2.2 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $595.1 million pre-tax related to estimated costs for product liability matters (net of recoveries), which includes $15.1 million of litigation-related defense costs in connection with the WHP Pre-Trial Orders and other litigation-related charges; (iii) a gain of $210.5 million pre-tax related to a patent infringement litigation against W.L. Gore & Associates, Inc. (“Gore”); and (iv) charges of $27.0 million pre-tax for restructuring and productivity initiatives. The net effect of these items increased net loss by $452.1 million, or $5.90 diluted loss per share available to common shareholders. Amortization of intangible assets was $88.6 million pre-tax, which decreased net income on an adjusted basis by $58.8 million, or $0.77 diluted earnings per share available to common shareholders.

•	For the nine months ended September 30, 2014, the following items affected the comparability of results between periods: (i) net charges of $24.4 million pre-tax for acquisition-related items including transaction costs, purchase accounting adjustments and integration costs; (ii) a charge of $6.2 million pre-tax related to an asset impairment; (iii) charges of $275.9 million pre-tax related to estimated costs for product liability matters (net of recoveries), which includes $17.4 million of litigation-related defense costs in connection with the WHP Pre-Trial Orders; (iv) a gain of $7.1 million pre-tax related to the sale of an equity investment; (v) charges of $1.7 million pre-tax for restructuring and productivity initiatives; and (vi) a decrease of $10.9 million in the income tax provision associated with the completion of IRS examinations for the tax years 2008 through 2010. The net effect of these items decreased net income by $266.8 million, or $3.40 diluted earnings per share available to common shareholders. Amortization of intangible assets was $79.7 million pre-tax, which decreased net income on an adjusted basis by $53.1 million, or $0.68 diluted earnings per share available to common shareholders.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding the impact of acquisition-related items; (2) marketing, selling and administrative expense excluding charges for acquisition-related items; (3) research and development expense excluding charges for acquisition-related items and an asset impairment; (4) other (income) expense, net, excluding acquisition-related items, litigation charges, net of recoveries (which includes litigation-related defense costs in connection with the WHP Pre-Trial Orders) and other litigation-related charges, Gore proceeds, restructuring and productivity initiative costs, and gain on sale of investment; (5) income tax provision excluding a decrease associated with the completion of IRS examinations and the tax effect of the items set forth in (1) through (4) above; (6) net income excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above and amortization of intangible assets.

The company excluded the items described above because they may cause certain statements of operations categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP information. Management compensates for these limitations by providing full disclosure of each non-GAAP measure and a reconciliation to the most directly comparable GAAP measure. All non-GAAP measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to (Loss) Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
(Loss) Earnings per Share Numerator: GAAP Basis - basic and diluted
Net (loss) income	$(86,000)	$131,300	$(900)	$160,300
Less: Income allocated to participating securities(1)	—	2,200	—	2,600

Net (loss) income available to common shareholders	$(86,000)	$129,100	$(900)	$157,700

Earnings per Share Numerator: Adjusted Earnings
Net income	$174,700	$166,900	$510,000	$480,200
Less: Income allocated to participating securities(1)	2,600	2,900	7,500	8,000

Net income available to common shareholders	$172,100	$164,000	$502,500	$472,200

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	74,100	74,800	74,200	75,700
Wt. avg. common and common equivalent shares outstanding(2): GAAP Basis - diluted	74,100	76,300	74,200	77,200
Wt. avg. common and common equivalent shares outstanding: Adjusted Basis - diluted	75,400	76,300	75,500	77,200

(Loss) Earnings per Share: GAAP Basis
Basic (loss) earnings per share available to common shareholders	$(1.16)	$1.73	$(0.01)	$2.08

Diluted (loss) earnings per share available to common shareholders	$(1.16)	$1.69	$(0.01)	$2.04

Earnings per Share: Adjusted Earnings
Diluted earnings per share available to common shareholders	$2.28	$2.15	$6.66	$6.12

(1)	Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of income less income allocated to participating securities.
(2)	For both the quarter and nine months ended September 30, 2015, diluted loss per share on a GAAP basis does not include common share equivalents of approximately 1.3 million. Common share equivalents primarily from share-based compensation plans were not included in these periods because their effect would have been antidilutive.